UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

March 13, 2025

Date of Report

(Date of earliest event reported)

AIR LEASE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35121	27-1840403
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Avenue of the Stars, Suite 1000N
Los Angeles, California	90067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 553-0555

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	AL	New York Stock Exchange
3.700% Medium-Term Notes, Series A, due April 15, 2030	AL30	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Retirement of Mr. Steven Udvar-Házy

On March 13, 2025, Mr. Steven Udvar-Házy notified Air Lease Corporation (the “Company”) of his intent to retire from his position as Executive Chairman of the Company effective as of the date of the Company’s 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”), currently expected to be held on May 2, 2025 (the “Retirement Date”). On the Retirement Date, his employment with the Company and its subsidiaries will end and Mr. Udvar-Házy will, if elected by the Company’s stockholders at the 2025 Annual Meeting, serve as non-executive Chairman (the “Chairman”) of the Board of Directors (the “Board”) from the 2025 Annual Meeting until the Company’s 2026 Annual Meeting of Stockholders, at which time he is expected to retire from the Board.

In connection with his service as Chairman of the Board, Mr. Udvar-Házy will, if re-elected at the 2025 Annual Meeting, receive the Company’s standard non-employee director cash and equity compensation, which is described in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission (“SEC”) on March 18, 2024, with the exception that the Letter Agreement (as defined below) also provides for an annual cash retainer of $50,000 for Mr. Udvar-Házy’s service as Chairman of the Board.

Letter Agreement with Mr. Udvar-Házy

On March 13, 2025, the Company, ALC Aircraft Limited (“ALC Ireland”) and Mr. Udvar-Házy entered into a Letter Agreement specifying the terms of his retirement from the Company and ALC Ireland, and his transition to Chairman of the Company. The Letter Agreement provides that Mr. Udvar-Házy will be entitled to retirement benefits that are based on the benefits to which he is currently entitled under his existing severance agreement (the “Severance Agreement”) with the Company and his existing equity award agreements (the “Award Agreements”) with the Company. In consideration of Mr. Udvar-Házy’s acceptance of the Letter Agreement, and acceptance and delivery of certain associated releases, he will be entitled to receive the following: (i) salary continuation at his current annual base salary of $1.8 million and continued health coverage until the second anniversary of the Retirement Date; (ii) an amount equal to approximately $5.6 million, representing two times the average of his prior three annual bonus payments received during the 36-month period immediately prior to the Retirement Date, payable in cash in substantially equal installments over the two-year period following the Retirement Date; (iii) a prorated cash bonus with respect to 2025 based on actual Company performance for the full year payable on or before March 15, 2026; and (iv) continued vesting of his outstanding restricted stock units (“RSUs”), as described below. The Letter Agreement also provides that the Board will nominate and recommend Mr. Udvar-Házy for election as a director to serve as Chairman at the 2025 Annual Meeting. If elected, his role as Chairman will consist of attending and presiding over Company stockholder and Board meetings, and performing such other duties and responsibilities as may be requested by the Board. If the Company’s stockholders do not elect Mr. Udvar-Házy to serve as Chairman at the 2025 Annual Meeting, or if he is elected and he breaches the material terms of the Letter Agreement or a Cause Event (as defined in the Letter Agreement) occurs, he has agreed to promptly retire from the Board in accordance with the Company’s Governance Guidelines. Pursuant to the Letter Agreement and consistent with the terms of the Award Agreements, his outstanding RSUs will continue to vest in accordance with their terms during his service as Chairman. Any RSUs that vest during Mr. Udvar-Házy’s service as Chairman will be settled in the ordinary course. Any RSUs that vest as a result of Mr. Udvar-Házy’s retirement from the role of Chairman (other than for the occurrence of a Cause Event) will be settled six months following the date of such retirement. If Mr. Udvar-Házy ceases to serve as Chairman due to the occurrence of a Cause Event, vesting of all of his then outstanding RSUs will cease and they will be subject to the terms of the Award Agreements. The Letter Agreement provided notice of termination of Mr. Udvar-Házy’s Irish Employment Agreement (as defined in the Letter Agreement) and the benefits provided pursuant to the Letter Agreement supersede any benefits that would be due pursuant to Mr. Udvar-Házy’s Irish Employment Agreement and Severance Agreement (both as described in the Company’s definitive proxy statement on Schedule 14A filed with the SEC on March 18, 2024).

Following his retirement from the Board, Mr. Udvar-Hazy will continue to be bound by his obligations concerning confidentiality, non-solicitation, and assignment of rights to intellectual property, and he will also be subject to six-month non-competition, and mutual non-disparagement, obligations with respect to the Company and its affiliates.

The foregoing description of the Letter Agreement with Mr. Udvar-Házy is qualified in its entirety by reference to the full text of the Letter Agreement, which is included as Exhibit 10.1 to this Current Report and incorporated by reference into this Item 5.02.

Item 7.01	Regulation FD Disclosure

On March 13, 2025, the Company issued a press release announcing the retirement of Mr. Udvar-Házy from his position as Executive Chairman of the Company effective as of the 2025 Annual Meeting. A copy of the press release is furnished herewith and attached hereto as Exhibit 99.1.

The information in this Item 7.01 and the related information in Exhibit 99.1 attached hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the Company’s 2025 Annual Meeting, future leadership and Mr. Udvar-Házy’s future service on the Board. Such statements are based on current expectations and are not guarantees of future outcomes. Actual results and outcomes may differ materially from those expressed in forward-looking statements due to a number of factors, including but not limited to, those risks discussed under “Part I - Item 1A. Risk Factors,” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, and other SEC filings, including future SEC filings. All forward-looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not differ materially from expectations. You are therefore cautioned not to place undue reliance on such statements. Any forward-looking statement speaks only as of the date on which it is made, and the Company does not intend and undertakes no obligation to update any forward-looking information to reflect actual results or events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit 10.1	Letter Agreement, by and among the Company, ALC Ireland and Mr. Udvar-Házy, dated March 13, 2025.

Exhibit 99.1	Air Lease Corporation Press Release dated March 13, 2025.

Exhibit 104	The cover page from this Current Report on 8-K formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AIR LEASE CORPORATION

Date: March 13, 2025	/s/ Carol Forsyte
Carol Forsyte
Executive Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer

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